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Report of Independent Registered Public Accounting Firm


To the Board of Trustees of
Evergreen Municipal Trust

In planning and performing our audits of the financial statements of the Evergreen
 California Municipal Bond Fund and the Evergreen Pennsylvania Municipal Bond Fund,
(the Funds), each a series of the Evergreen Municipal Trust, as of and for the year ended March 31, 2009, in accordance with the standards of the Public Company Accounting
 Oversight Board (United States), we considered their internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds internal control over financial reporting. Accordingly, we express no such opinion.

Management of the Funds is responsible for establishing and
 maintaining effective
internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related
costs of controls. A company's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles (GAAP). A company's internal control over
financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the
transactions and dispositions of the assets of the company;
 (2) provide reasonable
 assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company
are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over
 financial reporting may not
prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because
of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting
 exists when the design or
operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely
basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds internal control over
 financial reporting was for the
limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control that might be material weaknesses under standards
established by the Public Company Accounting Oversight
Board (United States). However,
 we noted no deficiencies in the Funds internal control over financial reporting and their operations, including controls over safeguarding securities, that we consider to be a material weakness as defined above as of March
31, 2009.

This report is intended solely for the information and use of management and the Board of Trustees of Evergreen Municipal Trust and the Securities
 and Exchange Commission and
is not intended to be and should not be used by anyone other than these specified parties.



Boston, Massachusetts
May 28, 2009





















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